Exhibit  99.1

Anchor BanCorp Wisconsin Inc. Announces Third Quarter Earnings

          MADISON, Wis., Feb. 6 /PRNewswire-FirstCall/ -- Anchor BanCorp Wisconsin Inc. (Nasdaq: ABCW) announced net income of $10.9 million for the quarter ended December 31, 2005, and net income of $33.2 million for the nine-month period ended December 31, 2005. This compares to $10.7 million for the same quarter in 2004 and $31.5 million for the nine-month period ended December 31, 2004.  Net interest income was $33.8 million for the quarter and $99.4 million for the nine-month period ended December 31, 2005, up 6.9% and 11.1%, respectively, versus the same period a year ago.

          Yield on earning assets increased to 6.15% from 5.51% for the quarter ended December 31, 2005, versus the same period a year ago and increased to 5.95% from 5.36% for the nine-month period ended December 31, 2005, versus the same nine-month period in 2004.

          Deposits grew 10.4% to $3.0 billion for the nine-month period ended December 31, 2005, and total assets grew to $4.2 billion for the same period, up 6.9% both versus the same period a year ago.

          Douglas J. Timmerman, President, noted, “Our focus is on managing our margin, while at the same time growing both assets and deposits. This strategy is the key to our performance. And, our commitment to growth continues with the opening today of our 61st office in the community of De Pere, just south of Green Bay.”

          Timmerman added, “As we continue to grow, we’ve also effectively managed expenses.”

          Non-interest expense to average assets declined to 2.74% for the quarter ended December 31, 2005, from 3.42% versus a year ago and to 2.97% from 3.70% for the nine-month period ended December 31, 2005 versus the same period in the prior year.

          Diluted earnings per share were $.50 for the quarter ended December 31, 2005, as compared to $.46 for the same quarter last year. Diluted earnings per share were $1.50 for the nine-month period ended December 31, 2005, which compares to $1.37 for the nine-month period for the same period last year. Book value per share increased from $13.77 to $14.32 over the same period.

          During the quarter ended December 31, 2005, 319,300 shares were purchased under a previously authorized repurchase program. The repurchases are made from time to time in open-market and/or negotiated transactions as, in the opinion of management, market conditions may warrant.

          Anchor BanCorp’s stock is traded on the over-the-counter market under the NASDAQ symbol ABCW. AnchorBank fsb, the wholly-owned subsidiary, has 59 full service offices and two loan origination only offices. All are located in Wisconsin.

          This news release contains certain forward-looking statements with respect to the financial condition, results of operations and business of Anchor BanCorp.  Forward-looking statements are subject to various factors which could cause actual results to differ materially from these estimates.  These factors include changes in general economic conditions, deposit flows, loan demand, asset quality, competition, legislation or regulation and accounting principles, policies or guidelines affecting reports filed with the Securities and Exchange Commission for financial and business information regarding Anchor BanCorp, including information which could affect Anchor BanCorp’s forward-looking statements.

ANCHOR BANCORP WISCONSIN INC.
FINANCIAL HIGHLIGHTS
(Dollars in thousands - except per share amounts)
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2005	2004	2005	2004

		(As Restated)		(As Restated)
Operations Data:
Net interest income	$33,837	$31,651	$99,410	$89,472
Provision for loan losses	700	664	2,450	1,414
Net gain on sale of loans	144	1,001	1,460	880
Real estate investment partnership revenue	6,378	16,104	29,450	54,983
Other non-interest income	7,898	5,758	22,132	19,288
Real estate investment partnership cost of sales	5,527	13,131	24,718	43,909
Other non-interest expense	23,238	20,368	67,405	63,017
Minority interest in income of real estate partnership operations	304	2,023	1,694	4,965
Income before income taxes	18,488	18,328	56,185	51,318
Income taxes	7,595	7,618	22,954	19,784
Net income	10,893	10,710	33,231	31,534
Selected Financial Ratios (1):
Yield on earning assets	6.15%	5.51%	5.95%	5.36%
Cost of funds	2.88	2.22	2.70	2.20
Interest rate spread	3.27	3.29	3.25	3.16
Net interest margin	3.39	3.40	3.37	3.26
Return on average assets	1.04	1.09	1.07	1.09
Return on average equity	13.91	13.64	14.08	13.68
Average equity to average assets	7.45	8.01	7.62	7.98
Non-interest expense to average assets	2.74	3.42	2.97	3.70
Per Share:
Basic earnings per share	$0.51	$0.47	$1.53	$1.39
Diluted earnings per share	0.50	0.46	1.50	1.37
Dividends per share	0.16	0.13	0.46	0.36
Book value per share	14.32	13.77	14.32	13.77

	December 31,

	2005	2004	Percent Change

		(As Restated)
Financial Condition:
Total assets	$4,200,234	$3,929,881	6.9%
Loans receivable, net
Held for sale	5,847	11,816	(50.5)
Held for investment	3,545,436	3,292,339	7.7
Investment securities available for sale, at fair value	36,139	30,685	17.8
Mortgage-related securities available for sale, at fair value	256,358	211,685	21.1
Mortgage-related securities held to maturity, at amortized cost	1,047	1,734	(39.6)
Deposits	2,987,284	2,705,495	10.4
Borrowings	814,641	826,928	(1.5)
Stockholders’ equity	312,089	316,243	(1.3)
Allowance for loan losses	15,252	27,526	(44.6)
Non-performing assets	17,265	21,029	(17.9)

(1) Annualized when appropriate.

ANCHOR BANCORP WISCONSIN INC.
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

	(Unaudited)
	December 31, 2005	March 31, 2005

	(In Thousands)
Assets
Cash and cash equivalents	$144,056	$166,436
Investment securities available for sale, at fair value	36,139	52,055
Mortgage-related securities available for sale, at fair value	256,358	202,250
Mortgage-related securities held to maturity, at amortized cost	1,047	1,502
Loans receivable, net
Held for sale	5,847	4,361
Held for investment	3,545,436	3,414,608
Foreclosed properties and repossessed assets, net	2,606	1,458
Real estate held for development and sale	51,051	48,949
Office properties and equipment	29,356	30,495
Other assets	128,338	128,342
Total assets	$4,200,234	$4,050,456
Liabilities and Stockholders’ Equity Deposits
Deposits
Non-interest bearing	$237,180	$230,045
Interest bearing	2,750,104	2,643,488
Total Deposits	2,987,284	2,873,533
Short-term borrowings	356,458	242,540
Long-term borrowing	458,183	551,069
Other liabilities	79,013	62,834
Total liabilities	3,880,938	3,729,976
Minority interest in real estate partnerships	7,207	9,802
Preferred stock, $.10 par value, 5,000,000 shares authorized, none outstanding	—	—
Common stock, $.10 par value, 100,000,000 shares authorized, 25,363,339 shares issued	2,536	2,536
Additional paid-in capital	70,513	68,627
Retained earnings, substantially restricted	332,788	315,077
Accumulated other comprehensive income (loss)	(1,838)	(708)
Treasury stock (3,573,614 shares and 3,043,826 shares, respectively), at cost	(84,155)	(68,441)
Unearned deferred compensation	(7,755)	(6,413)
Total stockholders’ equity	312,089	310,678
Total liabilities, minority interest and stockholders’ equity	$4,200,234	$4,050,456

ANCHOR BANCORP WISCONSIN INC.
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)

	Three Months Ended December 31,		Nine Months Ended December 31,

	2005	2004	2005	2004

		(As Restated)		(As Restated)
	(In Thousands - except per share amounts)
Interest income:
Loans	$56,443	$47,347	$161,192	$135,588
Mortgage-related securities	2,962	2,141	8,639	6,404
Investment securities	1,004	1,305	2,907	3,984
Interest-bearing deposits	988	565	2,888	1,207
Total interest income	61,397	51,358	175,626	147,183
Interest expense:
Deposits	20,257	12,814	54,845	36,658
Short-term borrowings	2,958	1,579	7,725	5,387
Long-term borrowings	4,345	5,314	13,646	15,666
Total interest expense	27,560	19,707	76,216	57,711
Net interest income	33,837	31,651	99,410	89,472
Provision for loan losses	700	664	2,450	1,414
Net interest income after provision for loan losses	33,137	30,987	96,960	88,058
Non-interest income:
Real estate investment partnership revenue	6,378	16,104	29,450	54,983
Loan servicing income	1,280	1,050	3,681	3,063
Credit enhancement derivative income (includes interest income of $68 and $61, respectively, for the three-month period and $198 and $174, respectively, for the nine-month period)	414	382	1,216	1,140
Service charges on deposits	2,355	2,124	7,084	6,524
Insurance commissions	589	519	1,897	1,764
Net gain on sale of loans	144	1,001	1,460	880
Net gain on sale of investments and mortgage-related securities	120	75	394	1,472
Other revenue from real estate operations	1,470	725	3,384	2,744
Other	1,670	883	4,476	2,581
Total non-interest income	14,420	22,863	53,042	75,151
Non-interest expense:
Compensation	11,862	10,028	34,032	30,765
Real estate investment partnership cost of sales	5,527	13,131	24,718	43,909
Occupancy	1,820	1,659	5,144	4,964
Furniture and equipment	1,423	1,413	4,609	4,398
Data processing	1,425	1,074	4,074	3,519
Marketing	1,108	1,014	3,294	3,030
Other expenses from real estate partnership operations	2,467	1,302	6,721	6,693
Other	3,133	3,878	9,531	9,648
Total non-interest expense	28,765	33,499	92,123	106,926
Minority interest in income of real estate partnership operations	304	2,023	1,694	4,965
Income before income taxes	18,488	18,328	56,185	51,318
Income taxes	7,595	7,618	22,954	19,784
Net income	$10,893	$10,710	$33,231	$31,534
Earnings per share:
Basic	$0.51	$0.47	$1.53	$1.39
Diluted	0.50	0.46	1.50	1.37

SOURCE  Anchor BanCorp Wisconsin Inc.
           -0-                                                    02/06/2006
           /CONTACT:  Michael Helser, CFO, +1-608-252-1810, or Douglas J. Timmerman, President, +1-608-252-8782, both of Anchor BanCorp Wisconsin Inc./
           /Web site:  http://www.anchorbank.com /
           (ABCW)